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                                                                    EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT

          We consent to the use in this Amendment No. 1 to Registration Statement No. 333-72217 of Eagle Pacific Holdings, Inc. on Form S-4 of our report dated March 9, 1999 on the financial statements of Eagle Pacific Industries, Inc. at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, appearing in the Proxy
Statement/Prospectus, which is part of this Registration Statement.

          We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Minneapolis, Minnesota



March 9, 1999